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                                                                    Exhibit 23.3

                             CONSENT OF TAX COUNSEL

We hereby consent to the filing of our opinion as Exhibit 8.1 to this Registration Statement on Form S-1 and to all references to our firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our opinion in the Prospectus constituting part of this Registration Statement under the caption "Federal Income Tax Consequences."

New York, New York



June 28, 2004



                                        /s/ Dorsey & Whitney LLP
                                        ----------------------------------------
                                        Dorsey & Whitney LLP